Exhibit 31.1

Certification of Principal Executive Officer

Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Adam S. Winger, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of American CareSource Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2016

/s/ Adam S. Winger

Name: Adam S. Winger

Title: President and Chief Executive Officer